Exhibit 99

NEWS RELEASE For further information, contact Shelley Hickman, Director – Global Communications

Tel: 414-768-4599	Fax: 414-768-5211
shelley.hickman@bucyrus.com	www.bucyrus.com

BUCYRUS INTERNATIONAL, INC. ANNOUNCES SUMMARY FINANCIAL RESULTS FOR

THE QUARTER AND YEAR ENDED DECEMBER 31, 2010

South Milwaukee, Wisconsin, February 17, 2011 - Bucyrus International, Inc. (NASDAQ: BUCY), a leading designer, manufacturer and marketer of high productivity mining equipment for surface and underground mining, announced today its summary unaudited financial results for the quarter and year ended December 31, 2010. On January 20, 2011, the stockholders of Bucyrus approved the merger agreement providing for the acquisition of Bucyrus by Caterpillar Inc. Bucyrus anticipates that the merger will be completed in mid-2011.

Operating Results

On February 19, 2010, Bucyrus completed its previously announced acquisition of Terex Corporation’s mining equipment business (“Terex Mining”). The financial results for the quarter and year ended December 31, 2010 include the net assets and results of operations of Terex Mining since the February 19, 2010 date of acquisition as well as the acquisition accounting adjustments and acquisition costs related to the Terex Mining acquisition. As a result, the financial results for the quarter and year ended December 31, 2010 are not necessarily comparative to the results for the quarter and year ended December 31, 2009 and may not be indicative of future results. Terex Mining has been integrated into the surface mining segment. For the fourth quarter and the year ended December 31, 2010, Bucyrus has disclosed certain financial information for Terex Mining.

Consolidated Condensed Statements of Earnings (Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
	(Dollars in thousands, except per share amounts)
Sales	$1,237,206	$645,822	$3,650,563	$2,651,769
Cost of products sold	868,276	439,513	2,601,209	1,846,170

Gross profit	368,930	206,309	1,049,354	805,599
Selling, general and administrative expenses	131,468	74,066	405,496	269,539
Research and development expenses	17,811	12,053	62,498	41,908
Amortization of intangible assets	11,896	4,701	46,596	18,899

Operating earnings	207,755	115,489	534,764	475,253
Interest income	(1,416)	(1,578)	(5,110)	(5,117)
Interest expense	20,639	6,689	71,620	27,017
Other expense	2,456	386	7,372	6,085

Earnings before income taxes	186,076	109,992	460,882	447,268

	Quarter Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Income tax expense	56,123	28,537	145,132	134,565

Net earnings	$129,953	$81,455	$315,750	$312,703

Net earnings per share data
Basic:
Net earnings per share	$1.61	$1.09	$3.96	$4.20
Weighted average shares	80,583,630	74,463,276	79,764,251	74,456,969
Diluted:
Net earnings per share	$1.58	$1.07	$3.88	$4.12
Weighted average shares	82,216,200	76,345,348	81,329,109	75,880,863

Other Financial Data
EBITDA (1)	$234,865	$132,697	$637,295	$532,995
Non-cash stock compensation expense (2)	2,336	4,291	8,756	11,889
(Gain) loss on disposal of fixed assets (3)	(148)	13	1,025	3,704
Terex Mining acquisition costs (4)	3,475	—	19,738	—
Costs associated with the pending merger with Caterpillar Inc. (5)	14,885	—	14,885	—
Inventory fair value adjustment charged to cost of products sold (6)	912	—	38,948	—

Adjusted EBITDA (7)	$256,325	$137,001	$720,647	$548,588

(1)	EBITDA is defined as net earnings before net interest expense, income tax expense (benefit), depreciation and amortization. EBITDA is presented because (i) management uses EBITDA to measure Bucyrus’ liquidity and financial performance and (ii) management believes EBITDA is frequently used by securities analysts, investors and other interested parties in evaluating the performance and enterprise value of companies in general, and in evaluating the liquidity of companies with significant debt service obligations and their ability to service their indebtedness. The EBITDA calculation is not an alternative to net earnings under accounting principles generally accepted in the United States of America as an indicator of operating performance or of cash flows as a measure of liquidity. Additionally, EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. Because not all companies use identical calculations, this presentation of EBITDA may not be comparable to other similarly titled measures of other companies. The following table reconciles net earnings to EBITDA and EBITDA to net cash provided by operating activities.
(2)	Reflects non-cash stock compensation expense related to equity incentive plans.
(3)	Reflects losses on the disposal of fixed assets in the ordinary course.
(4)	Reflects costs related to the acquisition of Terex Mining.
(5)	Reflects costs related to the pending merger with Caterpillar Inc.
(6)	In connection with the acquisition of Terex Mining, inventories acquired were adjusted to estimated fair value. This adjustment is being charged to cost of products sold as the inventory is sold.
(7)	Adjusted EBITDA is a material term in Bucyrus’ credit agreement, which management believes is a material agreement, and is used in the calculation of the leverage ratio covenant thereunder.

EBITDA Reconciliation (Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
	(Dollars in thousands)
Net earnings	$129,953	$81,455	$315,750	$312,703
Interest income	(1,416)	(1,578)	(5,110)	(5,117)
Interest expense	20,639	6,689	71,620	27,017
Income tax expense	56,123	28,537	145,132	134,565
Depreciation	15,213	12,110	54,051	41,544
Amortization	14,353	5,484	55,852	22,283

EBITDA	234,865	132,697	637,295	532,995

Changes in assets and liabilities	(22,709)	(98,747)	44,449	(253,574)
Non-cash stock compensation expense	2,336	4,291	8,756	11,889
(Gain) loss on disposal of fixed assets	(148)	13	1,025	3,704
Interest income	1,416	1,578	5,110	5,117
Interest expense	(20,639)	(6,689)	(71,620)	(27,017)
Income tax expense	(56,123)	(28,537)	(145,132)	(134,565)

Net cash provided by operating activities	$138,998	$4,606	$479,883	$138,549

Consolidated Condensed Balance Sheets (Unaudited)

	December 31, 2010	December 31, 2009
	(Dollars in thousands)
Assets
Cash and cash equivalents	$473,741	$101,084
Receivables - net	918,828	741,815
Inventories	1,129,484	627,289
Deferred income taxes	80,358	45,024
Prepaid expenses and other	61,856	40,861

Total current assets	2,664,267	1,556,073

Goodwill	927,882	351,333
Intangible assets - net	679,131	220,780
Other assets	122,397	61,505

Total other assets	1,729,410	633,618

Property, plant and equipment - net	626,151	514,421

Total assets	$5,019,828	$2,704,112

	December 31, 2010	December 31, 2009
Liabilities and Common Stockholders’ Investment
Accounts payable and accrued expenses	$746,460	$328,722
Liabilities to customers on uncompleted contracts and warranties	322,051	183,097
Income taxes	46,386	45,811
Current maturities of long-term debt and short-term obligations	28,113	7,566

Total current liabilities	1,143,010	565,196

Deferred income taxes	92,350	82,260
Pension, postretirement benefits and other	258,010	198,000

Total long-term liabilities	350,360	280,260

Long-term debt, less current maturities	1,487,344	499,666

Common stockholders’ investment	2,039,114	1,358,990

Total liabilities and common stockholders’ investment	$5,019,828	$2,704,112

Segment Information (Unaudited)

	Quarter Ended December 31, 2010
	Sales	Operating Earnings	Depreciation and Amortization	Capital Expenditures	Total Assets
	(Dollars in thousands)
Surface mining (1)	$831,095	$160,947	$19,357	$2,285	$3,408,266
Underground mining	406,111	80,296	7,753	9,163	1,596,125

Total operations	1,237,206	241,243	27,110	11,448	5,004,391
Corporate (1)	—	(33,488)	—	15,473	15,437

Consolidated total	$1,237,206	207,755	27,110	$26,921	$5,019,828

Interest income		(1,416)	—
Interest expense		20,639	—
Other expense		2,456	2,456

Earnings before income taxes		$186,076	$29,566

(1)	Certain capital expenditures previously reported as surface mining were reclassified to corporate in the fourth quarter.

Terex Mining results included in the table above were as follows:

	Quarter Ended December 31, 2010
	Sales	Operating Earnings	Depreciation and Amortization	Capital Expenditures	Total Assets
	(Dollars in thousands)
Surface mining (1)	$416,194	$69,392	$10,803	$1,070	$1,964,693
Interest income		(144)	—
Interest expense		20	—

Earnings before income taxes		$69,516	$10,803

(1)	Operating earnings include inventory fair value adjustments charged to cost of products sold of $0.9 million. This amount is not included in the depreciation and amortization column.

	Quarter Ended December 31, 2009
	Sales	Operating Earnings	Depreciation and Amortization	Capital Expenditures	Total Assets
	(Dollars in thousands)
Surface mining	$305,058	$68,337	$7,222	$11,955	$1,106,154
Underground mining	340,764	56,503	9,588	8,084	1,597,958

Total operations	645,822	124,840	16,810	20,039	2,704,112
Corporate	—	(9,351)	—	—	—

Consolidated total	$645,822	115,489	16,810	$20,039	$2,704,112

Interest income		(1,578)	—
Interest expense		6,689	—
Other expense		386	784

Earnings before income taxes		$109,992	$17,594

	Year Ended December 31, 2010
	Sales	Operating Earnings	Depreciation and Amortization	Capital Expenditures	Total Assets
	(Dollars in thousands)

Surface mining (1)	$2,385,461	$403,465	$67,866	$28,668	$3,408,266
Underground mining	1,265,102	206,062	32,781	27,185	1,596,125

Total operations	3,650,563	609,527	100,647	55,853	5,004,391
Corporate (1)	—	(74,763)	—	15,473	15,437

Consolidated total	$3,650,563	534,764	100,647	$71,326	$5,019,828

Interest income		(5,110)	—
Interest expense		71,620	—
Other expense		7,372	9,256

Earnings before income taxes		$460,882	$109,903

(1)	Certain capital expenditures previously reported as surface mining were reclassified to corporate in the fourth quarter.

Terex Mining results included in the table above were as follows:

	Year Ended December 31, 2010
	Sales	Operating Earnings	Depreciation and Amortization	Capital Expenditures	Total Assets
	(Dollars in thousands)

Surface mining (1)	$1,032,079	$98,147	$36,876	$3,878	$1,964,693
Interest income		(327)	—
Interest expense		39	—

Earnings before income taxes		$98,435	$36,876

(1)	Operating earnings include inventory fair value adjustments charged to cost of products sold of $38.9 million. This amount is not included in the depreciation and amortization column.

	Year Ended December 31, 2009
	Sales	Operating Earnings	Depreciation and Amortization	Capital Expenditures	Total Assets
	(Dollars in thousands)

Surface mining	$1,284,996	$292,754	$24,536	$37,581	$1,106,154
Underground mining	1,366,773	221,616	35,907	17,001	1,597,958

Total operations	2,651,769	514,370	60,443	54,582	2,704,112
Corporate	—	(39,117)	—	—	—

Consolidated total	$2,651,769	475,253	60,443	$54,582	$2,704,112

Interest income		(5,117)	—
Interest expense		27,017	—
Other expense		6,085	3,384

Earnings before income taxes		$447,268	$63,827

Sales consisted of the following:

	Quarter Ended December 31,			Year Ended December 31,
	2010	2009	% Change	2010	2009	% Change
	(Dollars in thousands)

Surface mining:
Original equipment	$486,126	$117,360	314.2%	$1,202,566	$534,463	125.0%
Aftermarket parts and service	344,968	187,698	83.8%	1,182,894	750,533	57.6%

	831,094	305,058	172.4%	2,385,460	1,284,996	85.6%

Underground mining:
Original equipment	220,451	207,671	6.2%	680,479	821,019	(17.1%)
Aftermarket parts and service	185,661	133,093	39.5%	584,624	545,754	7.1%

	406,112	340,764	19.2%	1,265,103	1,366,773	(7.4%)

Total:
Original equipment	706,577	325,031	117.4%	1,883,045	1,355,482	38.9%
Aftermarket parts and service	530,629	320,791	65.4%	1,767,518	1,296,287	36.4%

	$1,237,206	$645,822	91.6%	$3,650,563	$2,651,769	37.7%

The increase in surface mining original equipment sales for the quarter and year ended December 31, 2010 compared to the same periods of 2009 was primarily due to the inclusion of $256.6 million and $540.6 million of Terex Mining sales in 2010, respectively. Excluding the impact of Terex Mining, surface mining original equipment sales increased by approximately 96% and 24% for the quarter and year ended December 31, 2010, respectively, compared to the same periods of 2009. The increases were primarily due to increased electric mining shovel sales.

The increase in surface mining aftermarket parts and service sales for the quarter and year ended December 31, 2010 compared to the same periods of 2009 was primarily due to the inclusion of $159.6 million and $491.5 million of Terex Mining sales in 2010, respectively. Excluding the impact of Terex

Mining, aftermarket parts and service sales decreased by approximately 1% and 8% for the quarter and year ended December 31, 2010, respectively, compared to the same periods of 2009. The decrease for the quarter ended December 31, 2010 was primarily in the United States and African markets, partially offset by small increases in various other markets. The decrease for the year ended December 31, 2010 was primarily due to lower sales in the United States, African and Chinese markets, partially offset by increased sales in the Brazilian market.

The increase in underground mining original equipment sales for the quarter ended December 31, 2010 compared to the same period of 2009 was primarily in the room and pillar product line, partially offset by a decrease in the longwall product line. The decrease in underground mining original equipment sales for the year ended December 31, 2010 compared to the same period of 2009 was in the longwall and room and pillar product lines.

The increase in underground mining aftermarket parts and service sales for the quarter ended December 31, 2010 compared to the same period of 2009 was across all markets except for the China market. The increase in underground mining aftermarket parts and service sales for the year ended December 31, 2010 compared to the same period of 2009 was across all markets except for the United States market.

Gross profit and gross margin were as follows:

	Quarter Ended December 31,				Year Ended December 31,
	2010	2009	% Change	2010	2009	% Change
	(Dollars in thousands)

Gross profit	$368,930	$206,309	78.8%	$1,049,354	$805,599	30.3%
Gross margin	29.8%	31.9%	N/A	28.7%	30.4%	N/A

Gross profit and gross margin were affected by acquisition accounting adjustments related to the acquisition of Terex Mining in 2010 as follows:

	Quarter Ended December 31, 2010	Year Ended December 31, 2010
	(Dollars in thousands)

Gross profit reduction	$1,490	$38,245
Gross margin reduction (percentage points)	0.1	1.0

Operating earnings were as follows:

	Quarter Ended December 31,			Year Ended December 31,
	2010	2009	% Change	2010	2009	% Change
	(Dollars in thousands)

Surface mining	$160,947	$68,337	135.5%	$403,465	$292,754	37.8%
Underground mining	80,296	56,503	42.1%	206,062	221,616	(7.0%)

Total operations	241,243	124,840	93.2%	609,527	514,370	18.5%
Corporate	(33,488)	(9,351)	(258.1%)	(74,763)	(39,117)	(91.1%)

Consolidated total	$207,755	$115,489	79.9%	$534,764	$475,253	12.5%

Operating earnings for the quarter and year ended December 31, 2010 for the surface mining segment included Terex Mining earnings of $79.4 million and $166.1 million, respectively, before amortization of acquisition accounting adjustments. Operating earnings for the quarter and year ended December 31, 2010 were reduced by $10.1 million and $68.0 million, respectively, as a result of amortization of acquisition accounting adjustments and $3.5 million and $19.7 million, respectively, of acquisition costs relating to the acquisition of Terex Mining.

Net earnings were as follows:

	Quarter Ended December 31,			Year Ended December 31,
	2010	2009	% Change	2010	2009	% Change
	(Dollars in thousands, except per share amounts)

Net earnings	$129,953	$81,455	59.5%	$315,750	$312,703	1.0%
Fully diluted net earnings per share	$1.58	$1.07	47.7%	$3.88	$4.12	(5.8%)

Net earnings were reduced (increased) by amortizations of acquisition accounting adjustments related to the acquisition of Terex Mining in 2010 as follows:

	Quarter Ended December 31, 2010	Year Ended December 31, 2010
	(Dollars in thousands)

Inventory fair value adjustment charged to cost of products sold	$912	$38,948
Amortization of intangible assets	8,451	29,922
Depreciation of fixed assets	721	(880)

Operating earnings	10,084	67,990
Income tax benefit	(4,466)	(23,196)

Total	$5,618	$44,794

Net earnings for the quarter and year ended December 31, 2010 were reduced by increased amortization of bank fees of $1.1 million and $3.9 million, respectively, related to the amended credit agreement entered into on February 19, 2010.

EBITDA and Adjusted EBITDA were as follows:

	Quarter Ended December 31,			Year Ended December 31,
	2010	2009	% Change	2010	2009	% Change
	(Dollars in thousands)

EBITDA	$234,865	$132,697	77.0%	$637,295	$532,995	19.6%

EBITDA as a percent of sales	19.0%	20.5%	N/A	17.5%	20.1%	N/A

Adjusted EBITDA	$256,325	$137,001	87.1%	$720,647	$548,588	31.4%

Adjusted EBITDA as a percent of sales	20.7%	21.2%	N/A	19.7%	20.7%	N/A

Capital expenditures for the year ended December 31, 2010 were $71.3 million, excluding costs incurred to acquire Terex Mining. Capital expenditures for 2011 are expected to be approximately $100 million.

Backlog at December 31, 2010 and December 31, 2009, as well as the portion of backlog which is expected to be recognized within 12 months of these dates, was as follows:

	December 31, 2010	December 31, 2009	% Change
	(Dollars in thousands)

Surface mining:
Total	$1,708,877	$1,062,977	60.8%
Next 12 months	$1,134,105	$641,599	76.8%

Underground mining:
Total	$997,388	$816,543	22.1%
Next 12 months	$752,424	$616,784	22.0

Total:
Total	$2,706,265	$1,879,520	44.0%
Next 12 months	$1,886,529	$1,258,383	49.9%

A portion of the backlog at December 31, 2010 and December 31, 2009 was related to multi-year contracts that will generate revenue in future years. Included in surface mining total and next 12 months backlogs at December 31, 2010 were $698.3 million and $500.2 million, respectively, for Terex Mining.

New orders were as follows:

	Quarter Ended December 31,			Year Ended December 31,
	2010	2009	% Change	2010	2009	% Change
	(Dollars in thousands)
Surface mining:
Original equipment	$584,185	$94,734	516.7%	$1,519,102	$330,402	359.8%
Aftermarket parts and service	448,730	146,141	207.1%	1,208,169	650,329	85.8%

	1,032,915	240,875	328.8%	2,727,271	980,731	178.1%

Underground mining:
Original equipment	155,990	195,676	(20.3%)	733,152	525,150	39.6%
Aftermarket parts and service	223,958	152,107	47.2%	712,796	522,954	36.3%

	379,948	347,783	9.2%	1,445,948	1,048,104	38.0%

Total:
Original equipment	740,175	290,410	154.9%	2,252,254	855,552	163.3%
Aftermarket parts and service	672,688	298,248	125.5%	1,920,965	1,173,283	63.7%

	$1,412,863	$588,658	140.0%	$4,173,219	$2,028,835	105.7%

The increase in surface mining original equipment new orders for the quarter and year ended December 31, 2010 compared to the same periods of 2009 was primarily due to the inclusion of $365.3 million and $869.7 million, respectively, of Terex Mining new orders, as well as increased electric mining shovel and blasthole drill new orders. Excluding the impact of Terex Mining, surface mining new original equipment orders increased approximately 131% and 97% for the quarter and year ended December 31, 2010, respectively, compared to the same periods of 2009.

The increase in surface mining aftermarket parts and service new orders for the quarter and year ended December 31, 2010 compared to the same periods of 2009 was primarily due to the inclusion of $207.2 million and $556.6 million, respectively, of Terex Mining new orders. Excluding the impact of Terex Mining, surface mining aftermarket parts and service new orders increased approximately 65% for the quarter ended December 31, 2010 and were relatively flat for year ended December 31, 2010. The largest increases for the quarter ended December 31, 2010 compared to the same period of 2009 were in the Australian, Chilean and Canadian markets. Increased surface mining aftermarket parts and service new orders in the Indian, Australian and Brazilian markets for the year ended December 31, 2010 compared to the same period of 2009 were offset by decreases in the United States, Chinese and African markets.

Total surface mining new orders for the quarter and year ended December 31, 2010 were favorably impacted by approximately $1 million and $34 million, respectively, due to the effect of the weaker U.S. dollar on orders and beginning of period backlog denominated in foreign currencies.

The decrease in underground mining original equipment new orders for the quarter ended December 31, 2010 compared to the same period of 2009 was primarily due to decreased longwall equipment new orders offset by increased room and pillar new orders. The increase for the year ended December 31, 2010 compared to the same period of 2009 was across all product lines.

The increase in underground mining aftermarket parts and service new orders for the quarter ended December 31, 2010 was primarily due to increased new orders in most markets, with the largest increase in the Europe, Russia and India market, partially offset by a decrease in the Chinese market. The increase in underground mining aftermarket parts and service new orders for the year ended December 31, 2010 compared to the same period of 2009 was across substantially all markets.

Total underground mining new orders for the quarter and year ended December 31, 2010 were favorably impacted by approximately $6 million and $34 million, respectively, due to the effect of the weaker U.S. dollar on orders and beginning of period backlog denominated in foreign currencies.

Conference Call

Bucyrus will hold a telephone conference call pertaining to this news release at 9:00 a.m. Eastern Time (8:00 a.m. Central Time) on Friday, February 18, 2011. Interested parties should call (888) 680-0879 ((617) 213-4856 for international callers), participant passcode 17695704. A replay of the teleconference will be available until March 17, 2011 and can be accessed in the United States by dialing (888) 286-8010 or at (617) 801-6888 from outside of the United States. The “Passcode” for the replay is 35474722. The conference call will also be available as a webcast, which can be accessed through the link provided on the Investor Relations page of Bucyrus’ website at www.bucyrus.com and will be available until March 17, 2011.

Special Note Regarding Online Availability of Bucyrus Releases and Filings

All Bucyrus financial news releases and SEC filings are posted to Bucyrus’ website, www.bucyrus.com. Automatic email alerts for these postings, corporate and general releases as well as product information also are available at www.bucyrus.com.

FORWARD-LOOKING STATEMENTS AND CAUTIONARY FACTORS

This press release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by the use of predictive, future tense or forward-looking terminology, such as “believes,” “anticipates,” “expects,” “estimates,” “intends,” “may,” “will” or similar terms. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that actual results may differ materially from those contained in the forward-looking statements as a result of various factors, some of which are unknown. The factors that could cause actual results to differ materially from those anticipated in such forward-looking statements and could adversely affect Bucyrus’ actual results of operations and financial condition include, without limitation:

•	events, regulatory factors or other circumstances related to the merger agreement with Caterpillar Inc.;

•

the cyclical nature of the sale of original equipment due to fluctuations in market prices for coal, copper, oil, iron ore and other minerals, changes in general economic conditions, changes in interest rates, changes in customers’ replacement or repair cycles, consolidation in the mining industry and competitive pressures;

•	changes in global financial markets and global economic conditions;

•	disruption of our plant operations due to equipment failures, natural disasters or other reasons;

•	our dependence on the commodity price of coal and other conditions in the coal market;

•	the highly competitive nature of the mining industry;

•	our reliance on significant customers;

•	the loss of key customers or key members of management;

•	the risks and uncertainties of doing business in foreign countries, including emerging markets, and foreign currency risks;

•	the ability to continue to integrate the acquired operations of Terex Mining and to realize expected synergies and expected levels of sales and profit from this acquisition;

•	costs and risks associated with regulatory compliance and changing regulations affecting the mining industry and/or electric utilities;

•	our ability to attract and retain skilled labor;

•	our reliance on local partners in foreign countries;

•	our ability to continue to offer products containing innovative technology that meets the needs of our customers;

•	work stoppages at our company, our customers, our suppliers or providers of transportation;

•	our ability to protect intellectual property;

•	the availability of operating cash to service indebtedness, including the substantial indebtedness incurred to acquire Terex Mining;

•	liabilities relating to Terex Mining which are unknown to us;

•	dependence on Terex Mining internal control systems for compliance with Section 404 of the Sarbanes-Oxley Act of 2002;

•	our entering into a new line of business in which certain competitors have substantially more experience than we do as a result of the acquisition of Terex Mining;

•	our ability to successfully implement a new enterprise resource planning system (“ERP”) in the surface mining segment;

•	our ability to satisfy underfunded pension and postretirement obligations;

•	our production capacity;

•	product liability, environmental and other potential litigation;

•	our ability to purchase component parts or raw materials from key suppliers at acceptable prices and/or on the required time schedule;

•	our customers deferring, delaying or canceling capital investments due to volatility and tightening of credit markets, unprecedented financial market conditions and a global recession; and

•	our customers’ inability to obtain loan guarantees or other credit enhancements or financing.

The foregoing factors do not constitute an exhaustive list of factors that could cause actual results to differ materially from those anticipated in forward-looking statements, and should be read in conjunction with the other cautionary statements and risk factors included in Bucyrus’ 2009 Form 10-K filed with the Securities and Exchange Commission on March 1, 2010. All forward-looking statements attributable to Bucyrus are expressly qualified in their entirety by the foregoing cautionary statements. Bucyrus undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.